NEWS BULLETIN

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro	Leslie Loyet
Chairman & CEO	Analysts/Investors
(312) 346-8100	(312) 640-6672
lloyet@mww.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, JANUARY 28, 2010

OLD REPUBLIC REPORTS FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS

CHICAGO – January 28, 2010 – Old Republic International Corporation (NYSE: ORI), today reported the following results for the fourth quarter and full year 2009:

Financial Highlights
(Millions, except per share data and percentages in all tables)

	Quarters Ended December 31,			Years Ended December 31,
	2009	2008	Change	2009	2008	Change
Operating Revenues	$965.2	$899.7	7.3%	$3,797.2	$3,724.2	2.0%
Net Operating Income (Loss)	(41.2)	(73.1)	43.6	(157.2)	(188.1)	16.4
Net Income (Loss)	$(36.7)	$(126.5)	70.9%	$(99.1)	$(558.3)	82.2%
Diluted Earnings Per Share:
Net Operating Income (Loss)	$(0.17)	$(0.31)	45.2%	$(0.67)	$(0.81)	17.3%
Net Income (Loss)	$(0.15)	$(0.54)	72.2%	$(0.42)	$(2.41)	82.6%

Cash Dividends Per Share	$0.17	$0.17	-%	$0.68	$0.67	1.5%
Ending Book Value Per Share				$16.49	$15.91	3.6%

Old Republic experienced further operating difficulties in the quarter and year ended December 31, 2009.  Since mid-year 2007, the most significant declines in operating income have been due to the Company’s mortgage guaranty and other insurance coverages linked to the housing and consumer credit fields.

Full year 2009 mortgage guaranty and consolidated operating results benefited from a GAAP accounting requirement that premiums received for certain, largely non-recurring reinsurance contract terminations (“commutations”), be recognized immediately as income.  As a consequence, 2009 pretax operating earnings benefited by $76.3 million ($49.6 million after tax or $0.21 per share) from such premiums.  Substantially all of these premiums will likely be absorbed by loss costs related to the future years’ risk exposures they are designed to cover.  General insurance performance declined due to a reduction of underwriting profitability among several coverages. At the same time, title operations returned to profitability due to an increase in real estate transactions, growth in market share, and expense control management.

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The net loss for 2009’s final quarter was reduced by post-tax realized investment gains of $4.4 million ($0.02 per share).  For all of 2009, these investment gains, amounting to $58.1 million ($0.25 per share), are related principally to tax credits which could not be recognized previously due to the application of certain accounting rules.  Those rules pertain to the tax treatment of losses from other-than-temporary impairments of investments, most of which originated in the second quarter of 2008.

Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below:

	Quarters Ended December 31,			Years Ended December 31,
	2009	2008	Change	2009	2008	Change
Operating revenues:
General insurance	$507.4	$547.2	-7.3%	$2,052.7	$2,255.9	-9.0%
Mortgage guaranty	161.0	171.1	-5.9	746.1	690.0	8.1
Title insurance	275.0	160.1	71.8	914.1	681.3	34.2
Corporate and other	21.7	21.1	2.6	84.3	96.8	-12.9
Total	$965.2	$899.7	7.3%	$3,797.2	$3,724.2	2.0%
Pretax operating income (loss):
General insurance	$51.7	$71.1	-27.2%	$200.1	$294.3	-32.0%
Mortgage guaranty	(125.9)	(178.3)	29.4	(486.4)	(594.3)	18.2
Title insurance	1.5	(19.3)	108.1	2.1	(46.3)	104.7
Corporate and other	(.2)	2.1	-112.9	4.0	13.5	-70.1
Sub-total	(72.9)	(124.4)	41.4	(279.9)	(332.7)	15.9
Realized investment gains (losses):
From sales	14.9	(30.2)		15.9	(4.1)
From impairments	(8.0)	(33.3)		(9.5)	(482.3)
Net realized investment
gains (losses)	6.9	(63.5)	110.9	6.3	(486.4)	101.3
Consolidated pretax income (loss)	(65.9)	(188.0)	64.9	(273.6)	(819.2)	66.6
Income taxes (credits)	(29.2)	(61.5)	52.5	(174.4)	(260.8)	33.1
Net income (loss)	$(36.7)	$(126.5)	70.9%	$(99.1)	$(558.3)	82.2%

Consolidated underwriting ratio:
Benefits and claim ratio	73.9%	87.3%	76.7%	81.8%
Expense ratio	44.7	39.6	41.8	39.1
Composite ratio	118.6%	126.9%	118.5%	120.9%

Components of diluted
earnings per share:
Net operating income (loss)	$(0.17)	$(0.31)	45.2%	$(0.67)	$(0.81)	17.3%
Net realized investment
gains (losses)	0.02	(0.23)		0.25	(1.60)
Net income (loss)	$(0.15)	$(0.54)	72.2%	$(0.42)	$(2.41)	82.6%

Cash dividends paid per share	$0.17	$0.17	-%	$0.68	$0.67	1.5%

The above table shows both operating and net income (loss) to highlight the effects of realized investment gain or loss recognition and any non-recurring items on period-to-period comparisons. Operating income, however, does not replace net income computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) of generally accepted accounting principles (“GAAP”) as a measure of total profitability.

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The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, unusual items which may emerge from time to time can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results.

General Insurance Results – Pretax operating earnings for the periods reported upon were affected mostly by reduced premium volume and moderately higher claim and expense ratios.  The following table shows these effects:

	General Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2009	2008	Change	2009	2008	Change
Net premiums earned	$437.6	$481.8	-9.2%	$1,782.5	$1,989.3	-10.4%
Net investment income	67.1	64.4	4.2	258.9	253.6	2.1
Pretax operating income (loss)	$51.7	$71.1	-27.2%	$200.1	$294.3	-32.0%

Claim ratio	77.1%	73.7%	76.3%	73.0%
Expense ratio	25.0	24.1	25.8	24.2
Composite ratio	102.1%	97.8%	102.1%	97.2%

Earned premiums for the large majority of insurance coverages continued to trend lower throughout 2009. As in the recent past, premium growth has been constrained by the combination of a moderately declining rate environment during the past three years or so, and by recessionary economic conditions. These conditions affect such factors as sales and employment levels, both of which are important elements upon which premiums are based.

General insurance investment income trends benefited from greater invested asset balances.

Overall claim ratios continued to trend moderately higher in 2009’s fourth quarter and for the year as a whole. 2009 claim experience for the consumer credit indemnity (“CCI”) coverage in particular remained at high levels, adding approximately 7.9 and 7.3 percentage points to the above claim ratios for the fourth quarter and year 2009, respectively. By comparison, CCI claim experience in the same quarter and year 2008 raised general insurance claim ratios by 4.1 and 6.1 percentage points, respectively. Aggregate claim experience for other coverages, however, remained relatively consistent. Production and general operating expenses edged up slightly in 2009 as the expense reduction lagged a larger drop in earned premiums.

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Mortgage Guaranty Results – 2009 mortgage guaranty operating results benefited from the non-recurring captive reinsurance premiums receipts noted above. Key indicators of this segment’s evolving performance are shown in the following table:

	Mortgage Guaranty Group
	Quarters Ended December 31,			Years Ended December 31,
	2009	2008	Change	2009	2008	Change
Net premiums earned	$136.0	$147.2	-7.6%	$644.5	$592.5	8.8%
Net investment income	23.5	21.8	7.5	92.0	86.8	5.9
Pretax operating income (loss)	$(125.9)	$(178.3)	29.4%	$(486.4)	$(594.3)	18.2%

Claim ratio	195.8%	220.5%	176.0%	199.3%
Expense ratio	12.8	15.4	12.6	15.7
Composite ratio	208.6%	235.9%	188.6%	215.0%

Absent the aforementioned effect of the reinsurance commutations, mortgage guaranty earned premiums declined in each of this year’s quarterly periods. The lower premium levels resulted mostly from the more selective underwriting criteria applied since late 2007, from an overall decline in the industry’s business penetration, and from higher premium refunds related to claim rescissions. These factors were attenuated somewhat by relatively high persistency levels for business produced in prior years, and by a continuing decline in premiums ceded to lender-owned (captive) reinsurance companies.

During 2009’s third quarter, Old Republic’s Mortgage Guaranty Group entered into reinsurance termination agreements (“commutations”) with four lender-owned captive reinsurers.  As part of the transactions, the Company received reinsurance premiums of $82.5 million to cover losses expected to occur after the contract termination date.  Under GAAP, these reinsurance commutations have been treated as the termination of risk transfer reinsurance arrangements rather than transactions in which the Company takes on new or additional insurance risk.  As a result of this GAAP characterization, the premiums received have been booked as current income rather than being deferred and subsequently recognized in the future periods during which the related risk will exist and expected claims will occur.  The Company estimates that substantially all of these premiums will likely be absorbed by related claim costs thus negating the current appearance of a gain from the transactions.  In the above table, the up front recognition of the $82.5 million of premiums also has the effect of portraying an increase in 2009’s net premiums earned of 8.8%, whereas their exclusion through deferral to future at risk periods would have shown an  actual  4.1% decline.  As a further consequence of this GAAP premium recognition methodology the 2009 loss ratio dropped from 199.6% to 176.0%, and the 2009 pretax operating loss was reduced from $562.7 million to $486.4 million.  Excluding these premium recognition effects, quarterly claim ratios throughout 2009 averaged 199.7% versus a comparable average of 199.3% for 2008.  Greater claim rescissions and a moderate decline in expected claim severity during 2009 offset to some degree the impact on claim reserve provisions of a continued uptrend in reported delinquent loans.  The components of incurred mortgage guaranty claim ratios are shown in the following table.

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	Mortgage Guaranty Group
	Quarters Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Incurred claim ratio from:
Paid claims	110.7%	99.5%	97.0%	74.8%
Claim reserve provisions	76.5	121.0	102.6	124.5
Effect of commutations	8.6	-	-23.6	-
Total	195.8%	220.5%	176.0%	199.3%

Production and operating expense ratios for all periods reported upon reflect continued success in expense management.  Net investment income trended up throughout 2009 as a result of an invested asset base enhanced by positive operating cash flow generated primarily by income tax related asset recoveries and funds received in the above noted reinsurance commutations.

Title Insurance Results – In 2009 Old Republic’s title insurance business turned slightly profitable for the first time since 2006. Key operating performance indicators are shown in the following table:

	Title Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2009	2008	Change	2009	2008	Change
Net premiums and fees earned	$267.8	$154.0	73.9%	$888.4	$656.1	35.4%
Net investment income	6.9	6.0	14.4	25.2	25.1	0.2
Pretax operating income (loss)	$1.5	$(19.3)	108.1%	$2.1	$(46.3)	104.7%

Claim ratio	8.6%	7.0%	7.9%	7.0%
Expense ratio	92.5	109.1	93.8	103.6
Composite ratio	101.1%	116.1%	101.7%	110.6%

Growth in title premiums and fees for 2009 resulted mostly from greater refinance transactions earlier in the year and from market share gains taken from title industry dislocations and consolidations. Claim costs rose at a quicker pace, however, as the Company added moderately to reserve provisions in consideration of recent claim emergence trends. Production and general operating expenses, while relatively lower as a percentage of premium and fees revenues, rose dollar-wise in reflection of greater personnel and other production costs related to the higher revenues attained and anticipated.

Corporate and Other Operations – The Company’s small life and health insurance business and the net costs associated with the parent holding company and internal services subsidiaries produced a much lower operating gain in 2009. Period-to-period variations in the results of these relatively minor elements of Old Republic’s operations usually stem from the volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest on intra-system financing arrangements.

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Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:
	December 31,
	2009	2008	Change
Cash and invested assets: Fair value basis	$9,879.0	$8,855.1	11.6%
Original cost basis	$9,625.9	$9,210.0	4.5%

Shareholders’ equity: Total	$3,891.4	$3,740.3	4.0%
Per common share	$16.49	$15.91	3.6%

Composition of shareholders’ equity per share:
Equity before items below	$14.99	$16.10	-6.9%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	1.50	(0.19)
Total	$16.49	$15.91	3.6%

Consolidated cash flow from operating activities amounted to $532.9 million for the year ended 2009 versus $565.6 million for 2008.

The investment portfolio reflects a current allocation of approximately 86 percent to fixed-maturity securities and 5 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives intended to assure solid funding of its subsidiaries’ long-term obligations to insurance policyholders and other beneficiaries, and evaluations of their long-term effect on the stability of capital accounts. The portfolio contains little or no direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Substantially all changes in the shareholders’ equity account reflect the Company’s net income or loss, dividend payments to shareholders, and impairments or changes in market valuations of invested assets during the periods shown below:

	Shareholders’ Equity Per Share
	Years Ended December 31,
	2009	2008	2007
Beginning balance	$15.91	$19.71	$18.91
Changes in shareholders’ equity:
Net operating income (loss)	(.67)	(.81)	.98
Net realized investment gains (losses):
From sales	.04	(.01)	.20
From impairments	.21	(1.59)	-
Subtotal	.25	(1.60)	.20
Net unrealized investment gains (losses)	1.59	(.33)	.05
Total realized and unrealized investment gains (losses)	1.84	(1.93)	.25
Cash dividends	(.68)	(.67)	(.63)
Stock issuance, foreign exchange, and other transactions	.09	(.39)	.20
Net change	.58	(3.80)	.80
Ending balance	$16.49	$15.91	$19.71

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Old Republic’s significant investments in the stocks of two leading publicly held mortgage guaranty (“MI”) businesses (MGIC Investment Corp. and The PMI Group) account for a substantial portion of the 2008 realized and unrealized investment losses shown in the above and following tables. Unrealized losses, including losses on securities categorized as other-than-temporarily impaired (“OTTI”), represent the net difference between the most recently established cost and the fair values of the investments at each point in time. The aggregate original and impaired costs, fair value, and latest reported underlying equity values of the aforementioned two mortgage guaranty investments are shown below.
		December 31,
		2009	2008
Total value of the two MI investments:	Original cost	$416.4	$416.4
	Impaired cost	106.8	106.8
	Fair value	130.7	82.7
	Underlying equity(*)	$303.2	$515.9

(*) Underlying equity based on latest reports (which may lag by one quarter) issued by investees.

The above-noted mortgage guaranty holdings were acquired as passive long-term investment additions for a core segment of Old Republic’s business in anticipation of a recovery of the MI industry in 2010. In management’s judgment, the currently depressed market valuations of companies operating in the housing and mortgage-lending sectors of the American economy have been impacted significantly by the cyclical and macroeconomic conditions affecting these sectors, and by the recent dysfunctionality of the banking and mortgage lending industries. For external financial reporting purposes, however, Old Republic uses relatively short time frames in recognizing OTTI adjustments in its income statement. In this context, absent issuer-specific circumstances that would result in a contrary conclusion, all unrealized investment losses pertaining to any equity security reflecting a 20 percent or greater decline for a six month period is considered OTTI. Unrealized losses that are deemed temporary and all unrealized gains are recorded directly as a separate component of the shareholders’ equity account and in the consolidated statement of comprehensive income. As a result of accounting idiosyncrasies, however, OTTI losses recorded in the income statement of one period can not be offset in the income statement of a subsequent period by fair value gains on the previously impaired securities unless the gains are realized through actual sales. Such unrealized fair value gains can only be recognized through direct credits in the shareholders’ equity account and in the consolidated statement of comprehensive income.

2009 Capital Raise - Early in 2009’s second quarter, the Company obtained gross proceeds of $316.25 million through a public offering of 8% convertible Senior Notes due in 2012. The funds were used mostly to enhance the capital base of the general and title insurance segments, and to repay a portion of commercial paper debt previously incurred to strengthen the capital of the mortgage guaranty segment as of year end 2008. Along with the growth oriented capital additions to businesses with good prospects for the long term, the new funds enhance the stability and resiliency of Old Republic’s consolidated capitalization.

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today, to discuss its fourth quarter and full year 2009 performance and to review major operating trends and business developments. To access this call, please log on to www.oldrepublic.com 15 minutes before the call to download the necessary software.

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Investors may access a replay of the call by dialing 888-203-1112, passcode 4939212, which will be available through February 4, 2010. The replay will also be available on Old Republic International’s website through February 28, 2010.

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $14.19 billion and shareholders’ equity of $3.89 billion or $16.49 per share. Its current stock market valuation is approximately $2.58 billion, or $10.75 per share.

The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2009, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 9.7 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 10.5 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 11.6 percent per share, and the regular cash dividend has grown at a 10.3 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 120 companies, out of 10,000-plus publicly held corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Segmented Operating Statistics
•	Notes and Safe Harbor Statement

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Old Republic International Corporation Financial Summary (Unaudited)
		December 31,
SUMMARY BALANCE SHEETS:		2009	2008
Assets:
Cash and fixed maturity securities		$9,230.9	$8,358.9
Equity securities		502.9	350.3
Other invested assets		145.2	145.8
Cash and invested assets		9,879.0	8,855.1
Accounts and premiums receivable		788.6	806.7
Federal income tax recoverable: Current		7.3	41.0
Reinsurance balances recoverable		2,558.0	2,448.0
Prepaid federal income taxes		221.4	463.4
Sundry assets		735.4	651.7
Total		$14,190.0	$13,266.0
Liabilities and Shareholders’ Equity:
Policy liabilities		$1,223.4	$1,293.0
Benefit and claim reserves		7,915.0	7,241.3
Federal income tax payable:	Deferred	47.5	77.3
Debt		346.7	233.0
Sundry liabilities		765.8	680.9
Shareholders’ equity		3,891.4	3,740.3
Total		$14,190.0	$13,266.0

		Quarters Ended		Years Ended
	SUMMARY INCOME STATEMENTS:	December 31,		December 31,
		2009	2008	2009	2008
	Net premiums and fees earned	$860.9	$800.6	$3,388.9	$3,318.1
	Net investment income	99.5	95.0	383.5	377.3
	Other income	4.7	4.0	24.8	28.7
	Net realized investment gains (losses)	6.9	(63.5)	6.3	(486.4)
	Total revenues	972.2	836.1	3,803.6	3,237.7
	Benefits and claims	636.0	698.5	2,598.9	2,715.7
	Sales and other expenses	402.1	325.5	1,478.3	1,341.2
	Total expenses	1,038.2	1,024.1	4,077.2	4,056.9
	Pretax income (loss)	(65.9)	(188.0)	(273.6)	(819.2)
	Income taxes (credits)	(29.2)	(61.5)	(174.4)	(260.8)
	Net income (loss)	$(36.7)	$(126.5)	$(99.1)	$(558.3)

	COMMON STOCK STATISTICS (a):
Net income (loss):	Basic	$(.15)	$(.54)	$(.42)	$(2.41)
	Diluted	$(.15)	$(.54)	$(.42)	$(2.41)
	Components of earnings per share:
	Basic, net operating income (loss)	$(.17)	$(.31)	$(.67)	$(.81)
	Realized investment gains (losses)	.02	(.23)	.25	(1.60)
	Basic net income (loss)	$(.15)	$(.54)	$(.42)	$(2.41)
	Diluted, net operating income (loss)	$(.17)	$(.31)	$(.67)	$(.81)
	Realized investment gains (losses)	.02	(.23)	.25	(1.60)
	Diluted net income (loss)	$(.15)	$(.54)	$(.42)	$(2.41)
	Cash dividends on common stock	$.17	$.17	$.68	$.67
	Book value per share			$16.49	$15.91
	Common shares outstanding:
	Average basic	235,913,036	233,763,723	235,657,425	231,484,083
	Average diluted	235,913,036	233,763,723	235,657,425	231,484,083
	Actual, end of period			235,995,121	235,031,776

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$(36.7)	$(126.5)	$(99.1)	$(558.3)
	Post-tax net unrealized gains (losses)	8.3	7.1	376.1	(78.1)
	Other adjustments	2.0	(49.6)	19.3	(56.9)
	Net adjustments	10.3	(42.5)	395.4	(135.1)
	Comprehensive income (loss)	$(26.3)	$(169.0)	$296.3	$(693.4)

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Old Republic International Corporation Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended December 31, 2009

General	$437.6	$67.1	$2.6	$507.4	$337.3	$118.3	$455.6	$51.7	102.1%
Mortgage	136.0	23.5	1.4	161.0	266.4	20.6	287.0	(125.9)	208.6
Title	267.8	6.9	.2	275.0	22.9	250.5	273.4	1.5	101.1
Other	19.3	1.9	.4	21.7	9.2	12.7	22.0	(.2)	-
Consolidated	$860.9	$99.5	$4.7	$965.2	$636.0	$402.1	$1,038.2	$(72.9)	118.6%

Quarter Ended December 31, 2008

General	$481.8	$64.4	$0.9	$547.2	$355.3	$120.7	$476.1	$71.1	97.8%
Mortgage	147.2	21.8	1.9	171.1	324.8	24.6	349.5	(178.3)	235.9
Title	154.0	6.0	-	160.1	10.7	168.6	179.4	(19.3)	116.1
Other	17.3	2.6	1.1	21.1	7.6	11.4	19.0	2.1	-
Consolidated	$800.6	$95.0	$4.0	$899.7	$698.5	$325.5	$1,024.1	$(124.4)	126.9%

Year Ended December 31, 2009

General	$1,782.5	$258.9	$11.1	$2,052.7	$1,360.3	$492.1	$1,852.5	$200.1	102.1%
Mortgage	644.5	92.0	9.5	746.1	1,134.1	98.3	1,232.5	(486.4)	188.6
Title	888.4	25.2	.4	914.1	70.3	841.6	911.9	2.1	101.7
Other	73.3	7.2	3.6	84.3	34.1	46.1	80.2	4.0	-
Consolidated	$3,388.9	$383.5	$24.8	$3,797.2	$2,598.9	$1,478.3	$4,077.2	$(279.9)	118.5%

Year Ended December 31, 2008

General	$1,989.3	$253.6	$13.0	$2,255.9	$1,452.3	$509.2	$1,961.5	$294.3	97.2%
Mortgage	592.5	86.8	10.6	690.0	1,180.7	103.6	1,284.4	(594.3)	215.0
Title	656.1	25.1	-	681.3	45.6	681.9	727.6	(46.3)	110.6
Other	80.1	11.6	4.9	96.8	36.8	46.3	83.2	13.5	-
Consolidated	$3,318.1	$377.3	$28.7	$3,724.2	$2,715.7	$1,341.2	$4,056.9	$(332.7)	120.9%

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Old Republic International Corporation
Add 10

Old Republic International Corporation Segmented Operating Statistics
	Quarters Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
General Insurance:

Benefits and claim ratio	77.1%	73.7%	76.3%	73.0%
Expense ratio	25.0	24.1	25.8	24.2
Composite ratio	102.1%	97.8%	102.1%	97.2%

Paid loss ratio	77.0%	74.8%	75.5%	69.9%

Mortgage Guaranty: (see Add 11-15 for additional Segmented Supplemental Operating Statistics)

Balance Sheet Leverage Ratios (b):
Risk to Capital Ratio -
Performing risk basis			23.1:1	18.8:1
Total Financial Resources
to Risk Ratio			13.0%	11.2%

Earned premiums:
Direct	$152.5	$172.4	$648.6	$698.4
Net	$136.0	$147.2	$644.5	$592.5

Claim ratio	195.8%	220.5%	176.0%	199.3%
Expense ratio	12.8	15.4	12.6	15.7
Composite ratio	208.6%	235.9%	188.6%	215.0%

Paid loss ratio	115.7%	99.5%	85.5%	74.8%

Title Insurance:

Direct orders opened	87,855	61,094	358,935	257,743
Direct orders closed	69,780	41,794	274,189	183,117

Reserves to paid losses ratio (b)			4.7:1	5.4:1

Claim ratio	8.6%	7.0%	7.9%	7.0%
Expense ratio	92.5	109.1	93.8	103.6
Composite ratio	101.1%	116.1%	101.7%	110.6%

Paid loss ratio	10.0%	14.7%	8.5%	9.2%

Consolidated:

Benefits and claim ratio	73.9%	87.3%	76.7%	81.8%
Expense ratio	44.7	39.6	41.8	39.1
Composite ratio	118.6%	126.9%	118.5%	120.9%

Paid loss ratio	61.1%	67.6%	59.2%	58.4%

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Old Republic International Corporation Add 11

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date					2009
	2004	2005	2006	2007	2008	Q1	Q2	Q3	Q4	Year-to-Date
Mortgage Guaranty:

New insurance written:
Traditional Primary	$24,749.4	$20,554.5	$17,187.0	$31,841.7	$20,861.9	$2,212.0	$2,573.2	$1,993.6	$1,120.3	$7,899.2
Bulk	4,487.8	9,944.3	13,716.7	10,800.3	3.5	-	-	-	-	-
Other	7,324.7	498.2	583.7	901.6	1,123.5	0.5	-	-	-	0.5
Total	$36,562.0	$30,997.1	$31,487.5	$43,543.7	$21,989.0	$2,212.6	$2,573.2	$1,993.6	$1,120.3	$7,899.8

New Risk Written:
Traditional Primary	$6,100.2	$5,112.4	$4,246.8	$7,844.5	$4,815.0	$468.4	$542.8	$428.1	$242.3	$1,681.7
Bulk	112.4	1,053.1	1,146.6	724.5	0.6	-	-	-	-	-
Other	89.9	11.7	12.2	15.2	11.8	-	-	-	-	-
Total	$6,302.5	$6,177.4	$5,405.7	$8,584.4	$4,827.5	$468.4	$542.8	$428.1	$242.3	$1,681.7

New Risk Written – Traditional Primary
By FICO Score:
FICO less than 620	9.4%	7.9%	9.1%	8.6%	1.4%	0.0%	0.0%	0.0%	0.0%	0.0%
FICO 620 to 680	34.7	34.4	33.5	34.4	17.2	4.0	1.1	0.3	0.2	1.5
FICO greater than 680	54.6	56.8	56.9	56.8	81.4	96.0	98.9	99.7	99.8	98.5
Unscored/Unavailable	1.3	0.9	0.5	0.2	0.0	0.0	0.0	0.0	0.0	0.0
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

By Loan to Value:
LTV 85.0 and below	5.8%	5.7%	5.1%	5.6%	8.9%	11.2%	11.5%	9.5%	7.7%	10.4%
LTV 85.01 to 90.0	37.2	41.8	38.9	30.4	41.4	50.2	51.1	53.4	53.4	51.7
LTV 90.01 to 95.0	37.0	31.2	25.6	24.9	30.2	36.8	36.4	36.1	37.3	36.6
LTV greater than 95.0	20.0	21.3	30.4	39.1	19.5	1.8	1.0	1.0	1.6	1.3
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Full Documentation	88.6%	80.7%	81.9%	84.1%	95.8%	99.9%	100.0%	100.0%	100.0%	100.0%
ARMS with resets < 5 years	13.0%	13.8%	8.9%	4.0%	1.2%	0.4%	0.3%	0.5%	0.9%	0.5%

Net Risk in Force:
Traditional Primary	$15,452.2	$14,711.2	$14,582.1	$18,808.5	$20,463.0	$19,809.1	$19,202.8	$19,279.6	$18,727.9
Bulk	834.8	1,758.8	2,471.1	2,539.9	2,055.0	2,006.8	1,941.5	1,849.1	1,776.7
Other	580.9	586.1	578.9	511.1	457.0	386.7	330.3	297.5	297.2
Total	$16,868.0	$17,056.2	$17,632.2	$21,859.5	$22,975.1	$22,202.7	$21,474.6	$21,426.4	$20,801.9

Persistency:
Traditional Primary	64.5%	65.5%	73.1%	77.6%	83.9%	83.3%	83.3%	83.4%	82.8%
Bulk	55.7%	59.5%	70.5%	73.7%	88.4%	89.7%	90.8%	89.3%	88.3%

Risk to Capital Ratio –
Performing Risk Basis (b)	8.9:1	9.3:1	9.3:1	12.0:1	18.8:1	18.6:1	20.1:1	20.9:1	23.1:1
Total Financial
Resources to Risk Ratio (b)	12.2%	11.8%	12.0%	11.1%	11.2%	11.8%	12.0%	12.7%	13.0%

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Old Republic International Corporation Add 12

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date					2009
	2004	2005	2006	2007	2008	Q1	Q2	Q3	Q4
Mortgage Guaranty:

Risk in Force by FICO Scores:
Traditional Primary:
FICO less than 620	8.6%	8.3%	8.5%	8.5%	7.0%	6.8%	6.7%	6.6%	6.5%
FICO 620 to 680	31.1	31.8	32.6	33.6	30.5	30.2	29.7	29.1	28.8
FICO greater than 680	51.4	53.1	54.6	55.1	60.5	61.2	61.9	62.7	63.1
Unscored/Unavailable	8.9	6.8	4.3	2.8	2.0	1.8	1.7	1.6	1.6
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Bulk (c):
FICO less than 620	11.5%	21.2%	24.1%	19.4%	18.2%	18.0%	17.8%	17.7%	17.6%
FICO 620 to 680	45.4	38.7	35.7	34.9	33.7	33.7	33.3	33.2	33.1
FICO greater than 680	40.9	38.7	39.8	45.4	47.9	48.1	48.7	48.9	49.2
Unscored/Unavailable	2.2	1.4	0.4	0.3	0.2	0.2	0.2	0.2	0.1
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Risk in Force by Original LTV Ratio:
Traditional Primary:
LTV 85.0 and below	5.7%	5.4%	5.0%	4.7%	5.1%	5.2%	5.3%	5.3%	5.3%
LTV 85.01 to 90.0	36.8	37.7	37.4	34.4	35.5	35.8	36.1	36.4	36.4
LTV 90.01 to 95.0	42.0	39.1	36.0	32.0	31.6	31.4	31.4	31.5	31.6
LTV greater than 95.0	15.5	17.8	21.6	28.9	27.8	27.6	27.2	26.8	26.7
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Bulk (c):
LTV 85.0 and below	66.4%	57.3%	63.4%	62.0%	63.5%	64.0%	65.6%	65.5%	65.9%
LTV 85.01 to 90.0	16.9	27.4	23.1	20.9	20.1	19.8	18.6	18.6	18.4
LTV 90.01 to 95.0	12.9	11.6	9.0	9.3	8.6	8.4	7.8	7.9	7.8
LTV greater than 95.0	3.8	3.7	4.5	7.8	7.8	7.8	8.0	8.0	7.9
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Risk in Force by:
Type of Loan Documentation:
Traditional Primary:
Full Documentation	93.2%	90.6%	89.4%	88.0%	90.0%	90.1%	90.4%	90.8%	91.1%
Reduced Documentation	6.8%	9.4%	10.6%	12.0%	10.0%	9.9%	9.6%	9.2%	8.9%

Bulk (c):
Full Documentation	34.0%	51.9%	51.9%	49.6%	49.1%	49.0%	49.2%	49.5%	49.4%
Reduced Documentation	66.0%	48.1%	48.1%	50.4%	50.9%	51.0%	50.8%	50.5%	50.6%

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Old Republic International Corporation Add 13

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date					2009
	2004	2005	2006	2007	2008	Q1	Q2	Q3	Q4
Mortgage Guaranty:

Risk in Force by Loan Type:
Traditional Primary:
Fixed Rate & ARMS
with resets >= 5 years	91.4%	90.9%	92.3%	94.4%	95.8%	95.8%	95.9%	96.1%	96.3%
ARMS with resets < 5 years	8.6%	9.1%	7.7%	5.6%	4.2%	4.2%	4.1%	3.9%	3.7%

Bulk (c):
Fixed Rate & ARMS
with resets >= 5 years	82.5%	64.6%	65.7%	70.9%	74.4%	74.8%	75.3%	75.4%	75.4%
ARMS with resets < 5 years	17.5%	35.4%	34.3%	29.1%	25.6%	25.2%	24.7%	24.6%	24.6%

Risk in Force by Policy Year:
Traditional Primary:
2003 and prior	67.0%	46.3%	33.9%	20.9%	15.6%	14.1%	13.6%	13.2%	12.9%
2004	33.0	25.3	18.6	11.3	8.8	8.3	8.1	7.8	7.7
2005		28.4	23.4	15.1	11.9	11.6	11.4	11.1	11.0
2006			24.1	16.4	13.0	12.8	12.4	12.1	11.9
2007				36.3	30.1	30.1	29.4	28.7	28.3
2008					20.6	20.8	20.4	20.1	19.8
2009						2.3	4.7	7.0	8.4
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Bulk (c):
2003 and prior	87.8%	37.1%	22.5%	12.1%	7.4%	7.3%	7.2%	5.9%	5.0%
2004	12.2	9.9	6.4	6.1	7.4	7.5	7.7	8.0	8.2
2005		53.0	31.1	23.4	23.5	23.6	23.6	23.9	23.9
2006			40.0	40.7	43.3	43.1	42.8	43.3	43.6
2007				17.7	18.4	18.5	18.7	18.9	19.3
2008					0.0	0.0	0.0	0.0	0.0
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

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Old Republic International Corporation Add 14

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date					2009
	2004	2005	2006	2007	2008	Q1	Q2	Q3	Q4
Mortgage Guaranty:

Risk in Force by State (Top 10 States ranked by risk in force as of most recent quarter):
Traditional Primary:
Texas	6.6%	7.1%	7.5%	7.7%	8.1%	8.1%	8.3%	8.4%	8.5%
Florida	9.1%	9.0%	9.0%	8.9%	8.3%	8.3%	8.2%	8.1%	8.1%
California	3.9%	3.6%	3.1%	4.5%	5.5%	5.7%	5.7%	5.6%	5.5%
Georgia	6.6%	6.3%	5.8%	5.3%	5.2%	5.2%	5.2%	5.2%	5.2%
Illinois	5.5%	5.4%	5.4%	5.2%	5.2%	5.1%	5.1%	5.1%	5.1%
North Carolina	4.7%	4.7%	4.8%	4.5%	4.4%	4.3%	4.4%	4.5%	4.5%
Pennsylvania	3.6%	3.8%	4.0%	3.8%	3.8%	3.9%	3.9%	3.9%	4.0%
Ohio	3.7%	3.7%	3.7%	3.4%	3.2%	3.1%	3.1%	3.1%	3.2%
New Jersey	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%
Virginia	3.0%	2.8%	2.8%	2.8%	2.9%	2.9%	2.9%	2.9%	2.9%

Bulk (c):
California	18.9%	19.0%	17.7%	17.5%	18.2%	18.2%	17.8%	17.8%	17.8%
Florida	8.7%	8.3%	9.4%	9.3%	10.0%	10.1%	10.1%	10.3%	10.4%
Texas	4.8%	4.5%	4.8%	4.8%	4.6%	4.6%	4.7%	4.7%	4.6%
New York	12.5%	6.3%	4.6%	5.5%	5.4%	5.4%	5.5%	5.3%	5.4%
Illinois	3.1%	4.9%	4.5%	4.1%	3.9%	3.9%	3.9%	4.0%	4.0%
Arizona	3.0%	4.0%	4.4%	4.2%	4.3%	4.3%	4.2%	4.2%	4.1%
Georgia	3.3%	3.3%	3.6%	4.2%	4.0%	4.0%	4.0%	4.0%	4.0%
Ohio	2.1%	3.6%	3.4%	3.1%	3.1%	3.1%	3.2%	3.2%	3.2%
Colorado	2.3%	2.7%	2.8%	3.0%	2.9%	3.0%	3.0%	3.0%	3.0%
New Jersey	6.3%	3.8%	3.2%	3.4%	3.4%	3.5%	3.4%	3.4%	3.5%

Delinquent Loan Counts:
Traditional Primary	21,737	22,852	20,729	29,749	57,879	62,905	69,390	79,289	86,422
Bulk	2,951	3,441	4,496	10,572	23,574	28,832	31,744	34,648	37,518
Other	513	816	603	567	769	912	937	1,156	1,388
Total	25,201	27,109	25,828	40,888	82,222	92,649	102,071	115,093	125,328

Delinquency Rates:
Traditional Primary	4.1%	4.7%	4.4%	5.5%	10.3%	11.5%	12.9%	15.0%	16.8%
Bulk	4.6%	3.7%	3.3%	6.9%	17.2%	21.7%	24.6%	27.6%	30.8%
Other	0.3%	0.5%	0.4%	0.7%	1.0%	1.4%	1.8%	3.0%	3.9%
Total	3.2%	3.6%	3.4%	5.2%	10.6%	12.4%	14.2%	16.7%	18.7%

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Old Republic International Corporation Add 15

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date					2009
	2004	2005	2006	2007	2008	Q1	Q2	Q3	Q4	Year-to-Date
Mortgage Guaranty:

Delinquency Rates by State (Top 10 States ranked by risk in force as of most recent quarter):
Traditional Primary:
Texas	5.0%	5.7%	4.5%	4.5%	7.1%	6.9%	7.7%	9.2%	10.6%
Florida	3.2%	3.1%	2.7%	7.7%	21.9%	25.4%	27.9%	31.2%	34.1%
California	2.1%	1.8%	2.9%	6.7%	19.8%	23.7%	25.3%	28.5%	30.5%
Georgia	5.6%	5.9%	6.1%	7.2%	11.1%	12.1%	13.7%	16.2%	18.8%
Illinois	3.8%	4.2%	4.5%	5.4%	10.8%	12.2%	14.2%	17.1%	19.5%
North Carolina	4.9%	4.9%	4.6%	4.8%	7.6%	8.0%	9.0%	10.8%	12.3%
Pennsylvania	4.4%	4.7%	4.8%	5.2%	7.7%	8.2%	9.1%	10.6%	11.6%
Ohio	7.6%	8.3%	7.8%	8.1%	11.0%	11.4%	12.5%	14.7%	16.4%
New Jersey	4.2%	4.1%	4.1%	5.4%	11.4%	13.9%	15.8%	18.9%	21.1%
Virginia	2.1%	2.2%	2.6%	4.1%	8.1%	9.3%	10.7%	12.5%	13.9%

Bulk:
California	1.3%	0.9%	1.6%	7.0%	22.4%	30.0%	34.2%	37.5%	41.3%
Florida	2.5%	1.9%	1.6%	7.8%	27.0%	34.3%	38.5%	42.5%	46.5%
Texas	6.1%	5.5%	4.0%	5.4%	10.2%	12.2%	13.0%	14.5%	16.3%
New York	4.9%	4.3%	4.4%	6.6%	13.8%	18.0%	20.6%	23.7%	26.8%
Illinois	5.2%	3.0%	4.2%	8.6%	19.1%	22.8%	27.0%	31.3%	35.7%
Arizona	3.6%	0.9%	1.0%	5.1%	18.2%	25.1%	29.8%	34.0%	37.5%
Georgia	7.0%	5.8%	4.4%	7.3%	16.3%	19.5%	20.8%	23.6%	27.6%
Ohio	13.3%	8.4%	9.3%	10.6%	17.1%	19.1%	19.9%	21.1%	23.4%
Colorado	7.1%	3.0%	3.3%	5.8%	9.8%	11.6%	13.1%	15.2%	17.0%
New Jersey	3.3%	3.7%	3.5%	6.6%	16.0%	22.0%	25.8%	30.0%	33.3%

Average Paid Claim Amount (in whole $):
Traditional Primary	$23,920	$24,255	$25,989	$32,214	$43,532	$48,968	$50,212	$45,919	$48,779	$48,492
Bulk	$19,885	$20,639	$21,846	$34,951	$56,481	$61,806	$61,270	$59,640	$55,728	$59,386

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Old Republic International Corporation
Add 16

Notes to Accompanying Financial Summaries ($ in Millions, Except Share Data)
(a)  All per share statistics herein have been adjusted to reflect all stock dividends or splits declared through December 31, 2009. In calculating book value and earnings per share, accounting rules require that common shares owned by the Company’s Employee Savings and Stock Ownership Plan that are as yet unallocated to participants in the plan be excluded from the calculation. Such shares are issued and outstanding, have the same voting and other rights applicable to all other common shares, and may be sold at any time by the plan.

(b)  Old Republic monitors certain balance sheet leverage and trends therein through these ratios with respect to its mortgage guaranty (b – 1 & 2) and title (b – 3) segments:

1 - Risk to Capital Ratio – Performing risk basis: This ratio measures the Company’s outstanding net risk in force only on those mortgage loans that are current as to principal and interest in relation to total statutory capital. This ratio therefore excludes non-performing risk exposures (i.e. the outstanding risk on reported loans in default) for which the expected ultimate loss cost has been recognized through the establishment of claim reserves. The Company believes this ratio better matches available statutory capital with the portion of the risk in force for which no claim reserves are required.

2 - Total Financial Resources to Risk Ratio: This ratio measures all of the claim resources available to the Company, including statutory capital, and claim and unearned premium reserves in relation to total net risk in force. The Company believes this ratio is conceptually similar to a banking institution’s capital to assets leverage ratio, whereby the non-balance sheet value of a mortgage guaranty insurer’s net risk in force is related to total balance sheet resources available to meet estimated losses from outstanding risk exposures.

      3 - The Title Reserves to Paid Losses Ratio represents average paid losses for the most recent five years divided into claim reserves at the end of any one year or interim period. The higher this ratio, the greater is a title insurer’s expected ability to meet obligations to its assureds.

(c) Bulk pool risk in-force, which represented 46.8% of total bulk risk in-force at December 31, 2009, has been allocated pro-rata based on insurance in-force.

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Old Republic International Corporation
Add 17

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2008 Form 10-K annual report to the Securities and Exchange Commission, which Item is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com